                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported)     October 31, 1996
                                                        ------------------------

                           AMERAC ENERGY CORPORATION
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

                1-9933                                   75-2181442
       (Commission File Number)             (I.R.S. Employer Identification No.)
------------------------------------     ---------------------------------------

1201 Louisiana, Suite 3350; Houston, Texas                  77002

 (Address of Principal Executive Offices)                (Zip Code)
--------------------------------------------------------------------------------

Registrant's telephone number, including area code      (817) 339-1010
                                                   -----------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

See Note 1 - Texan Gardens Acquisition

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Statement of Revenues and Direct Operating Expenses of Properties Acquired

(b)  Pro Forma Financial Information

                  UNAUDITED STATEMENT OF REVENUES AND DIRECT
               OPERATING EXPENSES OF THE TEXAN GARDEN PROPERTIES
                       SOLD TO AMERAC ENERGY CORPORATION
--------------------------------------------------------------------------------

                                   For the year ended   For the six months ended
                                      December 31,              June 30,
                                          1995                   1996
                                   ------------------   ------------------------

Oil, gas and related product sales     $634,000               $237,000

Lease operating expense                 380,000                 95,000
                                       --------               --------

Excess of revenues over
     direct operating expenses         $254,000               $142,000
                                       ========               ========




        The accompanying notes are an integral part of this statement.

NOTES TO THE UNAUDITED STATEMENT OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES
--------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION

     The accompanying Unaudited Historical Financial Summary represents the interests in the revenues and direct operating expenses of the gas and condensate producing properties acquired by Amerac Energy Corporation (Amerac) from L. B. Industries, Inc., and Larry Barnes (collectively "LBI"), on August 16, 1996, effective March 1, 1996, for cash consideration of $1.85 million. The producing properties acquired are located in the Texan Gardens Field, Hidalgo, Texas.

     The properties acquired were not operated as a separate unit, division or other entity by LBI and, accordingly, separate historical financial statements prepared in accordance with generally accepted accounting principles (GAAP) do not exist. A determination of the historical general and administrative expenses and other indirect expenses which were attributable to the properties acquired would not be possible or indicative of the level of such expenses to be incurred by Amerac. The depreciation charges of LBI associated with the acquired properties would be based upon historical costs and are not relevant to the ongoing financial reporting of Amerac, or related investor decisions, since the properties will be depreciated over future periods based upon Amerac's acquisition costs. The presentation herein of historical financial statements reflecting financial position, results of operations and cash flows required by GAAP was not practicable in these circumstances. Accordingly, the Historical Financial Summary is presented in lieu of the financial statements required under
     Item 310 (b) of Securities and Exchange Commission Regulation S-B.

     The gas and condensate and direct operating expenses shown in the Historical Financial Summary may not be representative of future operations.

NOTES TO THE UNAUDITED STATEMENT OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE ACQUIRED PROPERTIES
--------------------------------------------------------------------------------


2.   OIL AND GAS RESERVES INFORMATION (Unaudited)

     Unaudited reserve information as of December 31, 1995 related to the Acquired Properties is presented in the table below.

                                                         Gas
     Oil and Gas Reserves Quantities                    (Mcf)
     -------------------------------                ------------
     PROVED DEVELOPED RESERVES:

     December 31, 1994                                 4,916,255

     Production                                         (393,290)
                                                     -----------

     December 31, 1995                                 4,522,965
                                                     ===========


The standardized measure of discounted future net cash flows ("standardized measure") relating to proved oil and gas reserves acquired is calculated in accordance with Statement of Financial Accounting Standards No. 69. The standardized measure has been prepared assuming year-end selling prices adjusted for future fixed and determinable contractual price changes, year-end development and production costs and a 10% annual discount rate. The standardized measure is not the fair market value of the mineral interests sold and the standardized measure presented for the proved oil and gas reserves is not representative of their value.


                                          December 31,1995
                                          ----------------

Future cash inflows                            $10,636,000
Future production and
    development costs                            5,950,000
                                               -----------

Future net cash flows undiscounted               4,686,000

     10% annual discount for estimated
          timing of cash flows                   2,074,000
                                               -----------

STANDARDIZED MEASURE OF DISCOUNTED
     FUTURE NET CASH FLOWS                     $ 2,612,000
                                               ===========

                           AMERAC ENERGY CORPORATION

            Pro Forma Condensed Consolidated Financial Information
                                  (Unaudited)


The following unaudited pro forma condensed consolidated financial information combines the historical information of the Registrant ("Amerac"), including the January 1996 Fremont Energy Company acquisition, and the properties acquired in the Texan Gardens Field acquisition ("Acquired Properties") on August 16, 1996, together with the related pro forma adjustments which are based on estimates and assumptions explained in further detail in the accompanying notes. The pro forma statements of operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 reflect the consolidated operations of Amerac and the Acquired Properties as if these acquisitions were January 1, 1995, as well as if the conversion of the $4.00 Senior Preferred Stock occurred on January 1, 1995. The unaudited pro forma balance sheet at June 30, 1996 reflects the transactions as if they had occurred on the last day of the period.

The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations are provided for comparative purposes only and should be read in conjunction with the historical consolidated financial statements of the Registrant and the historical unaudited statements of revenues and direct operating expenses of the Acquired Properties and the related notes thereto included herewith. The pro forma information presented is not necessarily indicative of the future combined financial results or as they might have been for the periods presented.

                           AMERAC ENERGY CORPORATION

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 June 30, 1996

                                                             AMERAC
                                                           HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                         --------------  ------------  --------------
                                                                           (Note 2)

                        A S S E T S
Current Assets
  Cash and cash equivalents                              $     571,000   $  (566,000)  $       5,000
  Trade Receivables                                          1,492,000             -       1,492,000
                                                         -------------   -----------   -------------
     Total Current Assets                                    2,063,000      (566,000)      1,497,000
                                                         -------------   -----------   -------------

  Oil and gas properties                                    17,242,000     1,855,000      19,097,000
  Other Assets                                                 436,000             -         436,000
                                                         -------------   -----------   -------------

TOTAL ASSETS                                             $  19,741,000   $ 1,289,000   $  21,030,000
                                                         =============   ===========   =============

  L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y

Current Liabilities
  Accrued liabilities and payables                       $   1,078,000   $         -   $   1,078,000
  Current portion of Notes Payable Banks                     3,000,000             -       3,000,000
                                                         -------------   -----------   -------------
     Total Current Liabilities                               4,078,000             -       4,078,000
                                                         -------------   -----------   -------------

Long-term Liabilities
  Notes Payable Banks                                        6,490,000     1,289,000       7,779,000
  Contract Obligation                                          205,000             -         205,000
  Other long-term liabilities                                  323,000             -         323,000
                                                         -------------   -----------   -------------
     Total Long-Term Liabilities                             7,018,000     1,289,000       8,307,000
                                                         -------------   -----------   -------------

Stockholders' Equity
  Senior Preferred Stock                                     1,868,000    (1,868,000)              -
  Common Stock                                               1,278,000       841,000       2,119,000
  Additional paid-in capital                               143,446,000     1,027,000     144,473,000
  Accumulated deficit                                     (137,947,000)            -    (137,947,000)
                                                         -------------   -----------   -------------
     Stockholders' Equity                                    8,645,000             -       8,645,000
                                                         -------------   -----------   -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $  19,741,000   $ 1,289,000   $  21,030,000
                                                         =============   ===========   =============




         The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

                           AMERAC ENERGY CORPORATION

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                           Six Months Ended June 30, 1996
                                   --------------------------------------------------
                                     Amerac        Acquired
                                   Historical     Properties   Adjustments     Pro Forma
                                  ------------    ----------   -----------    -----------
                                                   (Note 3)    (Note 3)
REVENUES
Oil, gas and related
   product sales                   $ 4,848,000      $237,000   $         -    $ 5,085,000
 Other operating income                 46,000             -             -         46,000
                                   -----------      --------   -----------    -----------
   Total Revenues                    4,894,000       237,000             -      5,131,000
                                   -----------      --------   -----------    -----------

EXPENSES
 Lease operations                      980,000        95,000             -      1,075,000
 Exploration expenses,
   including dry hole costs
   and impairments                       8,000             -             -          8,000
 Depreciation and amortization         994,000             -        84,000      1,078,000
 Administrative                      1,122,000             -             -      1,122,000
 (Gain) loss on sale of
  properties and other                (125,000)            -             -       (125,000)
 Interest                              417,000             -        60,000        477,000
                                   -----------      --------   -----------    -----------
   Total Expense                     3,396,000        95,000       144,000      3,635,000
                                   -----------      --------   -----------    -----------

Income (loss) before tax             1,498,000       142,000      (144,000)     1,496,000
Provision for federal
 income tax                                  -             -             -              -
                                   -----------      --------   -----------    -----------

NET INCOME (LOSS)                    1,498,000       142,000      (144,000)     1,496,000
 Preferred dividends                  (411,000)            -       411,000              -
                                   -----------      --------   -----------    -----------
NET INCOME APPLICABLE TO
 COMMON SHAREHOLDERS               $ 1,087,000      $142,000   $   267,000    $ 1,496,000
                                   ===========      ========   ===========    ===========

NET INCOME PER COMMON SHARE        $       .04                                $       .04
                                   ===========                                ===========

Average common shares
     outstanding                    24,421,000                  17,178,000     41,599,000
                                   ===========                 ===========    ===========


    The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

                           AMERAC ENERGY CORPORATION

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                   Year Ended December 31, 1995
                                      -----------------------------------------------------
                                         Amerac
                                      12/31/95 10K    Acquired
                                        Proforma     Properties   Adjustments    Pro Forma
                                      ------------  ------------  ------------  -----------
REVENUES                               (NOTE 3(a))  (NOTE 3(b))     (NOTE 3)
     Oil, gas and related
           product sales               $ 6,908,000   $   634,000   $         -   $ 7,542,000
     Other operating income                      -             -             -             -
     Gain on sale of assets                850,000             -             -       850,000
     Interest income                        74,000             -             -        74,000
                                       -----------   -----------   -----------   -----------
           Total Revenues                7,832,000       634,000             -     8,466,000
                                       -----------   -----------   -----------   -----------
EXPENSES
     Lease operations                    1,927,000       380,000             -     2,307,000
     Exploration expenses,
           including dry hole costs
           and impairments                 246,000             -             -       246,000
     Depreciation and amortization       2,372,000             -       169,000     2,541,000
     Administrative                      1,767,000             -             -     1,767,000
     Interest                            1,009,000             -       109,000     1,118,000
                                       -----------   -----------   -----------   -----------
           Total Expenses                7,321,000       380,000       278,000     7,979,000
                                       -----------   -----------   -----------   -----------

Income (loss) before tax                   511,000       254,000      (278,000)      487,000
Provision for federal
     income tax                                  -             -             -             -
                                       -----------   -----------   -----------   -----------
INCOME (LOSS) BEFORE
     EXTRAORDINARY ITEM                $   511,000   $   254,000   $  (278,000)  $   487,000

DIVIDENDS                                 (807,000)            -       807,000             -
                                       -----------   -----------   -----------   -----------

NET INCOME (LOSS) BEFORE
     EXTRAORDINARY ITEM APPLICABLE
     TO COMMON SHAREHOLDERS            $  (296,000)  $   254,000   $   529,000   $   487,000
                                       ===========   ===========   ===========   ===========

INCOME (LOSS) BEFORE
     EXTRAORDINARY ITEM
     PER COMMON SHARE                  $      (.01)                              $       .01
                                       ===========                               ===========

Average common shares
     outstanding                        22,894,000                  17,178,000    39,776,000
                                       ===========                 ===========   ===========




   The accompanying notes are an integral part of the pro forma consolidated condensed financial information.

                           AMERAC ENERGY CORPORATION

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


1.   TRANSACTIONS

     The Company acquired on August 16, 1996, a majority interest in sixteen gas wells in the Texas Gardens Field (The "Texan Gardens" acquisition), located in Hidalgo County, Texas. Based on a March 1, 1996 effective date, the Company estimates that proved reserves associated with this $1.85 million acquisition total 4.4 BCFE.

2.   PRO FORMA BALANCE SHEET ADJUSTMENTS

     The accompanying unaudited pro forma condensed consolidated balance sheet reflects the transaction as of June 30, 1996 and includes the following adjustments.

     (a) The cash portion of the purchase price is funded through bank borrowings to the limit of available credit with the balance paid in cash.

     (b) The aggregate purchase price of $1,855,000 reflects the allocation of the purchase price to proved producing properties and includes costs and adjustments to the purchase price.

     (c) Bank borrowings are classified as current and long-term notes payable based on the actual bank agreement used to fund the acquisitions.

     (d) The $4.00 Senior Preferred Stock conversion is presented by eliminating the Preferred Stock balance and recording the additions to Common Stock and Additional Paid-in Capital.

3.   PRO FORMA STATEMENT OF OPERATION ADJUSTMENTS

     (a) The "Amerac 12/31/95 10K Pro Forma" in the December 31, 1995 Pro Forma Condensed Consolidated Statement of Operations represents the Pro Forma results reflected in the December 31, 1995 Form 10K which includes the historical results of operations of Amerac for the year ended December 31, 1995, and results of operations associated with the January 1996 Fremont Energy Company acquisition as if this acquisition had been effective at the beginning of the period as well as certain immaterial acquisitions completed in 1995.

     (b) The information reflected as "Acquired Properties" herewith pertains only to the direct operating results from the producing properties acquired in the Texan Gardens Field.

     (c) Depreciation, depletion and amortization expense has been computed using the units of production method and reflects the Company's increased investment in oil and gas properties, increased production and estimated reserves related thereto.

     (d) Interest expense was calculated assuming the acquisition took place on January 1, 1995. Interest was calculated using a nine and one quarter percent (9.25%) annual percentage rate.

                           AMERAC ENERGY CORPORATION

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     (e) No additional general and administrative expense is expected as the Company believes it can absorb these operations without additional personnel or administrative expense.

     (f) As the Company has a large net operating loss carryforward, no income tax provision is required.

     (g) Reflects elimination of Preferred Stock dividends related to the conversion to Common Stock as if it occurred at the beginning of the period.

4.   EARNINGS PER SHARE

     (a) Net income or loss per common share is computed by dividing the net income or loss attributable to common shareholders by the weighted average number of shares of Common Stock outstanding.

     (b) The weighted average number of shares of Common Stock outstanding is adjusted for the conversion of the $4.00 Senior Preferred Stock. The conversion of the $4.00 Senior Preferred Stock was approved in an annual Stockholder meeting held on July 11, 1996. One share of $4.00 Senior Preferred Stock was converted to nine (9) shares of Common Stock.

5.   OIL AND GAS RESERVE INFORMATION

        The proved reserves relating to the Acquired Properties would have represented approximately 17% of Amerac's total proved reserves as of December 31, 1995 including the Fremont Energy Company acquisition which, after including the Acquired Properties, would have been approximately 30.6 BCFE. Amerac's reserve quantities were estimated by an independent oil and gas reservoir engineering firm; however, the reserve quantities of the Acquired Properties were estimated by an in-house petroleum engineers. All estimates were prepared in accordance with guidelines established by the Securities and Exchange Commission. All of the reserves are located within the United States.

                                   SIGNATURE
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      AMERAC ENERGY CORPORATION
                                           (Registrant)


                                      By:  /s/ JEFFREY L. STEVENS
                                         ----------------------------
                                             Jeffrey L. Stevens
                                             Sr. Vice President and
                                             Chief Financial Officer

Date: October 31, 1996